SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 7, 2000 (August 1, 2000)
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                                MascoTech, Inc.
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              (Exact name of Registrant as Specified in Charter)

           Delaware                       1-12068                 38-2513957
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(State or Other Jurisdiction      (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)

21001 Van Born Road, Taylor, Michigan                                  48180
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code  (313) 274-7405
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        (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     On August 2, 2000, MascoTech, Inc., a Delaware corporation ("MascoTech") issued a press release (the "Press Release") announcing that it has entered into a Recapitalization Agreement dated as of August 1, 2000 (the "Recapitalization Agreement") with Riverside Company LLC, a Delaware limited liability company ("Riverside"), pursuant to which Riverside will be merged with and into MascoTech, with MascoTech as the surviving corporation. Heartland Industrial Partners, L.P., a Delaware limited partnership ("Heartland"), controls Riverside and, as a result of the transactions contemplated by the Recapitalization Agreement, will acquire control of MascoTech. The Recapitalization Agreement further provides that each share of MascoTech common stock, par value $1.00 per share ("Common Stock"), held by the shareholders of MascoTech (other than certain shares of Common Stock held by Masco Corporation, by MascoTech's Chairman, Richard A. Manoogian, and by an affiliate of Mr. Manoogian) will be converted into a cash payment at the closing of $16.90 per share of Common Stock plus an additional amount based upon proceeds realized on the disposition of certain non-operating assets of MascoTech.

     The transactions contemplated by the Recapitalization Agreement are subject to certain conditions including, among others, the completion of financings described below, sale of certain assets of MascoTech, and the approval by a majority of the stockholders of MascoTech (other than Masco Corporation, Mr. Manoogian and his affiliate). Heartland and certain of its co-investors have provided commitments for equity financing of approximately $468 million in the aggregate. The Chase Manhattan Bank has provided commitments for senior debt and receivables financing of approximately $1.5 billion in the aggregate.

     In connection with the transactions contemplated under the Recapitalization Agreement, Riverside, Masco Corporation, Mr. Manoogian and his affiliate entered into an Exchange and Voting Agreement dated as of August 1, 2000 (the "Exchange and Voting Agreement"). Pursuant to the Exchange and Voting Agreement, Masco Corporation and Mr. Manoogian and his affiliate have agreed to vote in favor of the Recapitalization Agreement and the transactions contemplated thereunder. As a result of the transactions contemplated under the Recapitalization Agreement and the Exchange and Voting Agreement, Masco Corporation, Mr. Manoogian and his affiliate, and other members of management will retain an equity stake of approximately 20% in the surviving corporation after the consummation of the transactions contemplated thereunder.

     The foregoing description of the Recapitalization Agreement, the Exchange and Voting Agreement and the Press Release is qualified in its entirety by


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reference to the Recapitalization Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, to the Exchange and Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and to the Press Release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

       2.1      Recapitalization Agreement dated as of August 1, 2000
      99.1      Exchange and Voting Agreement dated as of August 1, 2000
      99.2      Press Release dated August 2, 2000


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 MASCOTECH, INC.

                                                 By: /s/ David B. Liner
                                                    ----------------------------
                                                    Name: David B. Liner
                                                    Title: Vice President and
                                                           General Counsel



August 7, 2000


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                                 EXHIBIT INDEX


       2.1      Recapitalization Agreement dated as of August 1, 2000
      99.1      Exchange and Voting Agreement dated as of August 1, 2000
      99.2      Press Release dated August 2, 2000